Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of February 13, 2015, among Radio One Urban Network Holdings, LLC, a Delaware limited liability company, IO Acquisition Sub, LLC, a Delaware limited liability company (individually, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), each a subsidiary of Radio One, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 10, 2014 providing for the issuance of 9.25% Senior Subordinated Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.         Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.         Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3.         No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.         NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.         Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

Radio One Urban Network Holdings, LLC

By:
Name: Peter D. Thompson
Title: Vice President

IO Acquisition Sub, LLC

By:
Name: Peter D. Thompson
Title: Vice President

[Second Supplemental Indenture Signature Page]

Radio One, Inc.

By:
Name: Peter D. Thompson
Title: Executive Vice President and Chief Financial Officer

Radio One Licenses, LLC
Bell Broadcasting Company
Radio One of Detroit, LLC
Radio One of Atlanta, LLC
ROA Licenses, LLC
Radio One of Charlotte, LLC
Charlotte Broadcasting, LLC
Radio One of North Carolina, LLC
Radio One of Boston, Inc.
Radio One of Boston Licenses, LLC
Blue Chip Broadcasting, Ltd.
Blue Chip Broadcasting Licenses, Ltd.
Radio One of Indiana, LLC
Radio One of Indiana, L.P.
Radio One of Texas II, LLC
Satellite One, L.L.C.
Hawes-Saunders Broadcast Properties, Inc.
Radio One Cable Holdings, LLC
New Mableton Broadcasting Corporation
Radio One Media Holdings, LLC
Radio One Distribution Holdings, LLC
Interactive One, Inc.
Interactive One, LLC
Distribution One, LLC
Reach Media, Inc.
Gaffney Broadcasting, LLC

By:
Name: Peter D. Thompson
Title: Vice President and Chief Financial Officer

[Second Supplemental Indenture Signature Page]

Wilmington Trust, National Association,
as Trustee

By:
Name: Boris Treyger
Title: Vice President

[Second Supplemental Indenture Signature Page]